As filed with the Securities and Exchange Commission on March 14, 2002
                                                    Registration No. 33-80877-A
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                     DIALYSIS CORPORATION OF AMERICA
          (Exact name of registrant as specified in its charter)
          Florida                                       59-1757642
---------------------------------          ------------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

   1344 Ashton Road, Suite 201                 STEPHEN W. EVERETT, President
     Hanover, Maryland 20176                    1344 Ashton Road, Suite 201
         (410) 694-0500                            Hanover, Maryland 20176
                                                       (410) 694-0500
(Address, including zip code and           (Name, address, including zip code
telephone number, including area             and telephone number, including
 code, of registrant's principal             area code, of agent for service)
       executive offices)

                                 Copies to:
                           LAWRENCE E. JAFFE, ESQ.
                              777 Terrace Avenue
                       Hasbrouck Heights, N.J. 07604
                               (201) 288-8282

      Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              CALCULATION OF REGISTRATION FEE
===================================================================================================
                                                                    Proposed
                                                                     Maximum
     Title of Each Class          Amount to Be   Offering Price      Aggregate         Amount of
of Securities to be Registered     Registered       Per Unit      Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      2,300,000 (1)      $4.50        $10,350,000          $2,877 *
Common Stock, $.01 par value        100,000 (1)      $4.50        $   450,000          $  125 *
Common Stock, $.01 par value        200,000 (1)      $5.40        $ 1,080,000          $  300 *
---------------------------------------------------------------------------------------------------
Total............................................................................      $3,302 *
===================================================================================================

(1) Removal of (i) 2,300,000 shares issuable under the Company's redeemable common stock purchase warrants ("Warrants") exercisable through October 16, 1999 at $4.50 per share registered under the Company's April 17, 1996 security offering registered on Form SB-2, Registration No. 33-80877-A ("Form SB-2 Registration") as amended by the Company's registration statement on Form S-3 (same registration no.) effective June 25, 1999 ("Form S-3 Registration"); (ii) 100,000 shares of common stock issuable upon exercise at $4.50 per share of the underwriter's purchase warrant registered under the Company's Form SB-2 Registration; and (iii) 200,000 shares of common stock issuable upon exercise of Warrants exercisable at $5.40 per share through April 16, 2001 pursuant to the underwriter's purchase warrant registered under the Form SB-2 Registration.

* Filing fees were paid with respect to all the Warrants and underlying common stock at the time of filing the Company's Form SB-2 Registration, as amended on its Form S-3 Registration.

                     DIALYSIS CORPORATION OF AMERICA

                    Removal of 2,600,000 Unsold Shares
                    ----------------------------------

    This Post-Effective Amendment No. 1 to the Company's Form S-3 Registration No. 33-80877-A ("Form S-3 Registration") effective June 25, 1999, removes 2,600,000 unsold shares of common stock: (i) 2,300,000 shares of common stock reserved for issuance under the Company's redeemable common stock purchase warrants ("Warrants") exercisable through October 16, 1999 at $4.50 per share;
(ii) 100,000 shares of common stock reserved for issuance under the underwriter's purchase warrant exercisable through April 16, 2001 at $4.50 per share; and (iii) 200,000 shares of common stock reserved for issuance upon exercise of Warrants through April 16, 2001 at $5.40 per share. The Warrants and the underwriter's purchase warrants all expired with no exercises thereof, and no common stock issued.

            PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 17.  Undertakings
-------   ------------

     Pursuant to its undertaking for Rule 415 offerings included in the registrant's Form S-3 registration statement, the 2,600,000 shares of common stock issuable upon exercise of the now expired Warrants and underwriter's purchase warrant, none of which were exercised, which remain unsold, are no longer reserved for issuance, are authorized and unissued shares, and are removed from the Form S-3 registration statement.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment no. 1 to its Form S-3 registration statement and has caused this post-effective amendment no. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Hasbrouck Heights, State of New Jersey on the 13th day of March, 2002.

                                       DIALYSIS CORPORATION OF AMERICA

                                       By: /s/ Thomas K. Langbein
                                          -----------------------------------
                                           Thomas K. Langbein
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the Form S-3 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                                       Date
                                  Chairman of the Board of Directors          March 14, 2002
/s/ Thomas K. Langbein            and Chief Executive Officer
-----------------------------
Thomas K. Langbein
                                  President and Director                      March 14, 2002
/s/ Stephen W. Everett*
-----------------------------
Stephen W. Everett
                                  Vice-President (Finance), Treasurer,        March 14, 2002
/s/ Daniel R. Ouzts*              Chief Financial Officer and Controller
-----------------------------
Daniel R. Ouzts
                                  Director                                    March 14, 2002
/s/ Robert W. Trause*
-----------------------------
Robert W. Trause
                                  Director                                    March 14, 2002
/s/ Bart Pelstring*
-----------------------------
Bart Pelstring

* By signing his name hereto, Lawrence E. Jaffe signs this post-effective amendment no. 1 to the Company's registration statement on behalf of such of the persons indicated above as Attorney-In-Fact.

-----------------------------
Lawrence E. Jaffe, Attorney-In-Fact